UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 4, 2006

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PANAMERICAN BANCORP

(Exact Name Of Registrant As Specified In Its Charter)

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Delaware	0-22911	65-032364
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3400 Coral Way, Miami, Florida 33415

(Address Of Principal Executive Office) (Zip Code)

305-421-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 8.01

OTHER EVENTS

On October 3, 2005, PanAmerican Bank (the “Bank”), a subsidiary of PanAmerican Bancorp (the “Company”), provided a bridge loan of up to $500,000 to Robert Nichols, the Chief Financial Officer of the Company. The bridge loan is unsecured, has a term 90 days and an interest rate equal to the prime rate.  Pursuant to the loan terms, the bridge loan was paid in full on December 29, 2005.

On November 15, 2005, the Bank provided a consumer loan in the amount of $150,000 to Michael E. Golden, the Chief Executive Officer of the Company and a director of the Bank and the Company. The consumer loan to Michael E. Golden is unsecured, has a term of six months and an interest rate equal to the prime rate.  Pursuant to the loan terms, the consumer loan was paid in full on December 23, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS

Exhibit No.	Description
10.1	Loan agreement with Robert Nichols, dated as of October 3, 2005.
10.2	Loan agreement with Michael E. Golden, dated as of November 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANAMERICAN BANCORP

BY:	/s/ MICHAEL E. GOLDEN
Michael E. Golden President & CEO

DATE:  January 4, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Loan agreement with Robert Nichols, dated as of October 3, 2005.
10.2	Loan agreement with Michael E. Golden, dated as of November 15, 2005.